UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2015

ALLIANT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-9894	39-1380265
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

4902 N. Biltmore Lane Madison, Wisconsin	53718
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 458-3311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 4, 2015, Alliant Energy Corporation (the “Company”), entered into a distribution agreement (the “Distribution Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (each, an “Agent” and together, the “Agents”). Pursuant to the terms of the Distribution Agreement, the Company may sell from time to time through any Agent, as the Company’s sales agent, shares of the Company’s common stock, par value $.01 per share, having an aggregate offering price of up to $150,000,000 (the “Shares”). Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed by the Company and the Agents.

The Company intends to use the net proceeds from the sales of the Shares, after deducting the Agents’ commission and offering expenses, for general corporate purposes, which may include repayment or refinancing of debt, working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities.

Under the terms of the Agreement, the Company may also sell Shares from time to time to any Agent as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Shares to an Agent as principal would be pursuant to the terms of a separate terms agreement between the Company and such Agent.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-200941). The Company filed a prospectus supplement, dated March 4, 2015, with the Securities and Exchange Commission in connection with the offer and sale of the Shares. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or the Agents will arrange to send you the prospectus supplement if you request it by contacting J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone 1-866-803-9204; Merrill Lynch, Pierce, Fenner & Smith Incorporated at 222 Broadway, New York, NY 10038, Attn: Prospectus Department, email dg.prospectus_requests@baml.com; and Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Prospectus Department, by calling (866) 471-2526, or by emailing prospectus-ny@ny.email.gs.com.

The Agents and their respective affiliates have provided, and may in the future provide, a variety of financial and non-financial services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. In particular, an affiliate of each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. is a lender under the Company’s credit facility.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Company’s common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. A legal opinion relating to the Shares is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Distribution Agreement, dated March 4, 2015, among Alliant Energy Corporation, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.

5.1	Opinion of Perkins Coie LLP, with respect to the legality of the securities being registered.

23.1	Consent of Perkins Coie LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release of Alliant Energy Corporation, dated March 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: March 4, 2015	By:	/s/ Thomas L. Hanson
Thomas L. Hanson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Distribution Agreement, dated March 4, 2015, among Alliant Energy Corporation, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.

5.1	Opinion of Perkins Coie LLP, with respect to the legality of the securities being registered.

23.1	Consent of Perkins Coie LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release of Alliant Energy Corporation, dated March 4, 2015.